UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BIOTE CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1875 W. Walnut Hill Ln, #100

Irving, TX 75038

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, May 21, 2024 at 10:00 a.m. Central Time

Dear Stockholders of biote Corp.:

On behalf of our Board of Directors (the “Board of Directors” or “Board”), it is our pleasure to invite you to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of biote Corp., a Delaware corporation (“Biote,” “Company,” “we,” “us,” and “our”), which will be held virtually on Tuesday, May 21, 2024 at 10:00 a.m. Central time via live webcast on the Internet at www.proxydocs.com/BTMD, for the following purposes, as more fully described in the accompanying proxy statement:

1.

To elect three Class II directors, Steven J. Heyer, S. Mark Cone and Debra L. Morris, each to serve until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be held in a virtual-only meeting format, via live video webcast that will provide stockholders with the ability to attend and participate in the Annual Meeting, vote their shares, and ask questions. Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on April 1, 2024 (the “Record Date”) may attend and participate in the Annual Meeting, including voting and asking questions during the Annual Meeting.

To attend the Annual Meeting, you must visit www.proxydocs.com/BTMD. Upon entry of your control number and other required information, you will receive further instructions via email, that provides you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the attendance process, you must enter the control number located on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the attendance process. The Annual Meeting will begin promptly at 10:00 a.m. Central time on May 21, 2024. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin at 9:45 a.m. Central time, and you should allow ample time for the check-in procedures.

The accompanying proxy statement provides detailed information about the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety. A list of stockholders entitled to vote at the Annual Meeting as of the close of business on the Record Date, will be available for examination at our principal executive office at 1875 W. Walnut Hill Ln, #100, Irving, TX 75038, for ten days prior to the Annual Meeting.

By Order of the Board of Directors

/s/ Mary Elizabeth Conlon
Mary Elizabeth Conlon
Vice President, Business Development, General Counsel and Corporate Secretary

Irving, Texas

April 11, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2024:

The 2024 Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2023 are available at: www.proxydocs.com/BTMD.

YOUR VOTE IS IMPORTANT

You will not be able to attend the Annual Meeting in person. Whether or not you expect to virtually attend the Annual Meeting, you are urged to cast your vote as soon as possible. You may vote your shares via the Internet or via a toll-free telephone number by following the instructions on the proxy card or the voting instruction card you received, as applicable. In addition, you can also vote by mail by following the instructions on the proxy card or the voting instruction card. Submitting a proxy or voting instruction card will not prevent you from attending the Annual Meeting and voting electronically, if you so desire. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote electronically at the Annual Meeting, you must obtain a legal proxy from your broker, bank, or other nominee and submit a copy in advance of the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting. Voting in advance of the Annual Meeting will not limit your right to change your vote or to attend the Annual Meeting.

1875 W. Walnut Hill Ln, #100

Irving, TX 75038

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, May 21, 2024 at 10:00 a.m. Central Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why have these proxy materials been made available to me?

This proxy statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board of Directors” or “Board”) of biote Corp., a Delaware corporation (“Biote,” “Company,” “we,” “us” and “our”), for use at our 2024 annual meeting of stockholders or any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on Tuesday, May 21, 2024 at 10:00 a.m. Central Time via live webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.proxydocs.com/BTMD and entering your control number located on your proxy card or voting instruction form. The proxy materials, including this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2023, will be made available online at www.proxydocs.com/BTMD and mailed to stockholders on or about April 11, 2024.

How do I attend and participate in the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a stockholder at the close of business on April 1, 2024 (the “Record Date”) or if you hold a valid proxy to vote at the Annual Meeting.

We will be hosting the Annual Meeting via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting via live webcast at www.proxydocs.com/BTMD. In order to attend, participate in, or vote electronically during the Annual Meeting, you will need the control number, which is included on your proxy card or voting instruction form, as applicable.

If your shares are held in “street name” and your voting instruction form indicates that you may vote those shares through www.proxydocs.com/BTMD, then you may access and participate in the Annual Meeting with the control number indicated on that voting instruction form received from your broker, bank or other nominee. Instructions on how to attend and participate in the Annual Meeting, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/BTMD.

Stockholders may submit questions and comments before and during the Annual Meeting. If you would like to submit a question during the Annual Meeting, you may log in at www.proxydocs.com/BTMD using your control number, type your question into the appropriate box, and click “Submit.” During the Annual Meeting, we will spend up to fifteen minutes answering any appropriately submitted stockholder questions that are pertinent to the Company. To the extent time does not allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website soon after the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

The Annual Meeting will begin promptly at 10:00 a.m. Central Time on May 21, 2024. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin at approximately 9:45 a.m. Central Time and you should allow ample time for the check-in procedures.

Why is the Company holding the Annual Meeting virtually?

We believe that holding the Annual Meeting in a virtual format enables increased stockholder attendance and participation, while reducing the costs to stockholders and the Company associated with an in-person meeting. This balance provides us an opportunity to actively engage with all stockholders, regardless of size, resources or physical location while allowing the Annual Meeting to remain focused on matters directly relevant to the interests of stockholders in an efficient way.

What if I have technical difficulties or trouble accessing the Annual Meeting?

Should you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, we will have technicians ready to assist you. Please utilize the link on the Annual Meeting portal website titled “Having trouble? Please view the Meeting Access FAQs Guide” as this will have many FAQs as well as a technical support number that can be called before or during the Annual Meeting.

Will a list of record stockholders as of the Record Date be available?

A list of stockholders entitled to vote at the Annual Meeting as of the close of business on the Record Date will be available for examination at our principal executive office at 1875 W. Walnut Hill Ln, #100, Irving, TX 75038, for ten days prior to the Annual Meeting for any legally valid purpose related to the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 36,214,810 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), and 38,819,066 shares of Class V voting stock, par value $0.0001 per share (“Class V voting stock” and together with the Class A common stock, the “Common Stock”), outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, as of the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote electronically during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote well before the Annual Meeting to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, as at the close of business on the Record Date, your shares were held not in your name but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by your broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A common stock and each share of Class V common stock you own as of the Record Date. Holders of Class A common stock and Class V common stock will vote together as one class on the two proposals.

What am I voting on?

There are two proposals scheduled for a vote at the Annual Meeting:

•

Proposal 1: Election of three Class II directors, Steven J. Heyer, S. Mark Cone and Debra L. Morris, each to serve until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal; and

•	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

What are my voting choices and what are the Board’s recommendations?

For Proposal 1, you may vote “For” all the nominees to our Board or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or “Abstain” from voting.

The Board recommends that you vote “For” each of the director nominees named in Proposal 1 and “For” Proposal 2.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

Electronically during the Annual Meeting. To vote electronically during the Annual Meeting, access the Annual Meeting by visiting www.proxydocs.com/BTMD, enter your control number found on your proxy card and follow the instructions on how to vote at www.proxydocs.com/BTMD.

•

By Internet. To vote via the Internet, go to www.proxypush.com/BTMD and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the Company number and control number from your proxy card.

•	By Telephone. To vote over the telephone, dial toll-free 1-866-470-0582 and follow the recorded instructions. You will be asked to provide your control number from your proxy card.

•

Using the Proxy Card. To vote using the proxy card, simply complete, sign and date the proxy card included with your proxy materials and return it promptly in the envelope provided. If you return your signed and dated proxy card to us before the Annual Meeting with your voting selections, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you will receive a voting instruction form with these proxy materials containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply complete and mail the voting instruction form or follow the voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. You may access and vote during the Annual Meeting by logging in with your control number on your voting instruction form at www.proxydocs.com/BTMD. However, since you are not the shareholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy from your broker, bank or other nominee. Accordingly, if you are a beneficial owner and your shares are held in “street name” by your broker, bank or other nominee, you should contact your bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a legal proxy in order to be able to vote electronically during the Annual Meeting.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the Internet, by telephone, by completing the proxy card that may be delivered to you or electronically during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director and “For” the ratification of the selection of the Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in “street name” and you do not instruct your broker, bank or other nominee how to vote your shares, your broker, bank or other nominee may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on Proposal 1 in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker, bank, or other nominee by its deadline, your shares may be voted by your broker, bank, or other nominee in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.

What are “broker non-votes”?

If you are a beneficial owner of shares held in “street name,” you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other nominee to vote your shares. If a beneficial owner of shares held in “street name” does not give instructions to their broker, bank or other nominee, such nominee has discretionary authority to vote such shares with respect to “routine” matters but does not have discretionary authority to vote such shares with respect to “non-routine” matters. For “non-routine” matters for which a broker, bank or other nominee does not have discretionary authority to vote a beneficial owner’s shares, the un-voted shares are generally referred to and counted as “broker non-votes.” The determination of whether a proposal is “routine” or “non-routine” will be made by the NYSE based on NYSE rules that regulate how member brokerage firms are permitted to vote in the absence of instructions from beneficial owners.

Since Proposal 1 is considered to be “non-routine” under NYSE rules, we expect broker non-votes to exist with respect to Proposal 1. However, Proposal 2 is considered to be “routine” under NYSE rules, and therefore we do not expect broker non-votes with respect to Proposal 2.

Can I revoke or change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, then yes, you can revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•	you may submit another properly completed proxy card with a later date;

•	you may grant a subsequent proxy by telephone or via the Internet;

•

you may send a timely written notice that you are revoking your proxy to Mary Elizabeth Conlon, Vice President, Business Development, General Counsel and Corporate Secretary, at 1875 W. Walnut Hill Ln, #100, Irving, Texas 75038; or

•	you may attend the Annual Meeting and vote electronically during the meeting. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

How are votes counted and how many votes are needed to approve each proposal?

Votes will be counted by the inspector of election appointed for the Annual Meeting.

•

Proposal 1: For the election of directors, directors are elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The three Class II nominees receiving the most “For” votes will be elected, provided a quorum is established. Election of directors is not considered a “routine” matter under NYSE rules for which a broker, bank or other nominee will have discretionary authority to vote. Therefore, if you are a beneficial owner and do not give your broker, bank or other nominee voting instructions, the institution that holds your shares may not have discretionary authority to vote your shares with respect to this proposal. Accordingly, only “For” votes will affect the outcome of this proposal. “Withhold” and broker non-votes will have no effect on this proposal.

•

Proposal 2: The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, provided a quorum is established. Ratification of the appointment of Deloitte & Touche LLP is typically considered a “routine” matter under NYSE rules for which a broker, bank or other nominee may have discretionary authority to vote. Therefore, if you are a beneficial owner and do not provide specific voting instructions to your broker, bank or other nominee, the institution that holds your shares may have discretionary authority to vote your shares with respect to this proposal. Abstentions and broker non-votes will not be counted as a vote cast either “For” or “Against” this proposal. Accordingly, abstentions and broker non-votes will have no effect on this proposal.

What if another matter is properly brought before the Annual Meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. However, if any other matter is properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card as “proxies” to vote on such matter in accordance with their best judgment and in their discretion.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of all outstanding shares of capital stock entitled to vote are present in person or represented by proxy. Virtual attendance at the Annual Meeting constitutes presence in person for purpose of a quorum at the meeting. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended report on Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Under the rules of the U.S. Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the proxy statement for our 2025 annual meeting of stockholders must submit such proposals to our Secretary so as to be received by us at 1875 W. Walnut Hill Ln, #100, Irving, Texas 75038, by close of business on or before December 12, 2024 and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If a stockholder intends to make a director nomination or present a proposal for other business (other than pursuant to Rule 14a-8 under the Exchange Act) at our 2025 annual meeting of stockholders, the stockholder must deliver written notice to our Secretary at the address provided above not later than the close of business on February 20, 2025 nor earlier than the close of business on January 21, 2025; provided, however, that in the event that the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day before the meeting and not later than the later of (i) the close of business on the ninetieth (90th) day before the meeting or (ii) the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made by the Company. We also advise you to review our amended and restated bylaws (“Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board is divided into three classes, designated as Class I, Class II and Class III, with each class serving a staggered three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors unless our Board determines by resolution that any such vacancies will be filled by our stockholders. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified or until their earlier resignation, removal or death.

Our Board presently has seven members, as follows:

•	the Class I directors, whose terms will expire in 2026, are Andrew R. Heyer and Dana Jacoby;

•	the Class II directors, whose terms will expire in 2024, are Steven J. Heyer, S. Mark Cone and Debra L. Morris; and

•	the Class III directors, whose terms will expire in 2025, are Marc D. Beer and Teresa S. Weber.

Mr. Steven J. Heyer, Dr. Cone and Ms. Morris, each a current Class II director, were recommended for re-election to our Board as Class II director nominees by the Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”). Each member of our Board except Ms. Morris was initially elected to our Board pursuant to that certain Business Combination Agreement, dated as of December 13, 2021 (the “Business Combination Agreement”), in connection with a series of transactions (the “Business Combination”) on May 26, 2022 (the “Closing”), by and among Haymaker Acquisition Corp. III, a Delaware corporation (“HYAC”), Haymaker Sponsor III LLC, a Delaware limited liability company (the “Sponsor”), BioTE Holdings, LLC, a Delaware limited liability company after the plan of conversion filed with the Nevada Secretary of State (“Holdings,” inclusive of its direct and indirect subsidiaries, the “BioTE Companies,” and as to its members, the “Members”), BioTE Management, LLC, a Nevada limited liability company, Dr. Gary Donovitz, in his individual capacity, and Ms. Weber, in her capacity as the Members’ representative. If re-elected at the Annual Meeting, each of the Class II director nominees would serve until the annual meeting of stockholders to be held in 2027 and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each of the Class II director nominees have consented to being named as a director nominee in this proxy statement and each has agreed to serve if elected. We have no reason to believe that any director nominee will be unable to serve if elected.

The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding each of the Class II director nominees standing for re-election at the Annual Meeting and each of our Class I and Class III directors continuing to serve on our Board, including their respective ages, as of the date of this proxy statement. Each biography includes information regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and our Board to determine that the applicable director nominee or other current director should serve as a member of our Board.

Vote Required and Board Recommendation

The election of directors requires a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Accordingly, only “For” votes will affect the outcome of this proposal. “Withhold” and broker non-votes will have no effect on this proposal. See “Questions and Answers About These Proxy Materials and Voting—How are votes counted and how many votes are needed to approve each proposal?” for further information.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

EACH OF THE DIRECTOR NOMINEES FOR CLASS II DIRECTOR

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

Certain information regarding each of our Class II director nominees and our other directors, including their ages, experience, qualifications, attributes and skills that led our Board to conclude that such individual should serve on our Board, as of the date of this proxy statement, is set forth below.

Name	Age	Position	Director Since
Class II director nominees for election at the 2024 annual meeting of stockholders
Steven J. Heyer	71	Director	2022
S. Mark Cone	61	Director	2022
Debra L. Morris	65	Director	2022
Class III directors continuing in office until the 2025 annual meeting of stockholders
Marc D. Beer	59	Executive Chairman	2022
Teresa S. Weber	71	Chief Executive Officer and Director	2022
Class I directors continuing in office until the 2026 annual meeting of stockholders
Andrew R. Heyer	66	Director	2022
Dana Jacoby	49	Director	2022

Nominees for Election at the 2024 Annual Meeting of Stockholders

S. Mark Cone, Director. Dr. Mark Cone has served as a member of our Board since May 2022 and as a member of the board of managers of Holdings since August 2021. Dr. Cone has also served as the market president of Privia Health’s South Texas market (Nasdaq: PRVA) since October 2015 and as the president of Privia Medical Group Gulf Coast since October 2015. Additionally, since December 2013, Dr. Cone has served as vice president of the board of directors of the U.S. Women’s Health Alliance and as chairman of the board of Global Women’s Health Providers, a Cedar Gate Technologies company, since October 2020. Dr. Cone currently serves as chairman of the advisory board for Fannin Surgicare, an outpatient ASC. Prior to these positions, Dr. Cone was the chief executive officer of Complete MD Solutions, a physician management company from December 2014 to October 2015. He holds an M.D. from Baylor College of Medicine and a Bachelor of Science in Biology and Medicine from Texas A&M University. Dr. Cone is qualified to serve as a director due to his extensive industry and leadership experience.

Steven J. Heyer, Director. Mr. Steven J. Heyer has served as a member of our Board since May 2022. Mr. Steven Heyer previously served as HYAC’s chief executive officer and executive chairman from July 2020 until HYAC completed its business combination in May 2022, and has over 40 years of experience in the consumer and consumer-related products and services industries, leading a range of companies and brands. Mr. Steven Heyer has applied his experience and analytical skills in a variety of leadership positions across diverse industry groups, including broadcast media, consumer products, and hotel and leisure companies. Over the past ten years, he has been acting as an advisor and director to, and investor in, several private companies across the consumer subsectors of health and wellness, restaurants, technology, marketing services and technology and furniture. Mr. Steven Heyer currently serves as President and a Director of Haymaker Acquisition Corp. IV (“Haymaker IV”) (NYSE: HYAC). Mr. Steven Heyer served as the Chief Executive Officer and Chairman of Haymaker Acquisition Corp. II (“Haymaker II”) until it completed its business combination in December 2020 with GPM Investments, LLC (“GPM”) and ARKO Holdings Ltd. (“ARKO Holdings”), which together merged under a new holding company, ARKO Corp. (Nasdaq: ARKO) as part of the business combination, and has remained on its board since such time as a director. Mr. Steven Heyer was Chief Executive Officer and Chairman of Haymaker Acquisition Corp. I (“Haymaker I”) from its formation until it completed its business combination with OneSpaWorld Holdings (Nasdaq: OSW) in March 2019. Since its business combination, he has served as Vice Chairman on the board of directors of OneSpaWorld Holdings. Mr. Steven Heyer’s operating experiences include: leading the turnaround of Outback Steakhouse as an advisor (from 2010 to 2012); as Chief Executive Officer of Starwood Hotels &

Resorts Worldwide (from 2004 until 2007); as President and Chief Operating Officer of The Coca-Cola Company (from 2001 to 2004); as a member of the boards of Coca-Cola FEMSA, and Coca-Cola Enterprises (all from 2001 to 2004); as President and Chief Operating Officer of Turner Broadcasting System, Inc., and a member of AOL Time Warner’s Operating Committee (from 1994 to 2001); as President and Chief Operating Officer of Young & Rubicam Advertising Worldwide (from 1992 to 1994); and before that spending 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner. For the last five years, Mr. Steven Heyer has served on the boards of Lazard Ltd, Lazard Group, and Atkins Nutritionals Inc. (each as further described below) as well as investing in a private capacity in early stage and venture consumer and consumer media companies. Mr. Steven Heyer has extensive board experience, including: the board of Atkins Nutritionals Inc. until 2017, when it was acquired by Conyers Park Acquisition Corp, a publicly traded special purpose acquisition company; Lazard Ltd and Lazard Group (from 2005 to present); the board of WPP Group, a publicly traded digital, internet, and traditional advertising company (from 2000 to 2004); the board of Equifax, the publicly traded consumer credit reporting and insights company (from 2002 to 2003); the board of Omnicare, Inc., a supplier of pharmaceutical care to the elderly (from 2008 to 2015); the board of Vitrue, Inc., a provider of social marketing publishing technologies (from 2007 to 2012); and the board of Internet Security Systems, Inc. a provider of internet security software, appliance, and services (from 2004 to 2005). Mr. Steven Heyer received his B.S. from Cornell University and an M.B.A. from New York University. Mr. Steven Heyer is the brother of Mr. Andrew Heyer, who is also a member of our Board of Directors. Mr. Steven Heyer is qualified to serve as a director due to his extensive operations, management and business background, particularly in the consumer and consumer-related products and services industries.

Debra L. Morris, Director. Ms. Debra L. Morris has served as a member of our Board since November 2022. Ms. Morris served as the executive vice president and chief financial officer of Apria, Inc. (Nasdaq: APR) from March 2013 through October 2022. Prior to that, Ms. Morris served as Chief Financial Officer of Americas for Sitel Worldwide Corporation from February 2010 to February 2013. Prior to that she served as a Partner of Tatum LLC from 2004 to 2010 and as a Director from 2008 to 2010 and provided interim and permanent Chief Financial Officer services for companies contracted with Tatum LLC including LifeMasters Supported SelfCare and RelaDyne. Effective May 15, 2020, Ms. Morris serves as a Director for Alternative Logistics Technologies, Holdco, LLC (a.k.a EverDriven) where she serves as the chair of the audit committee. Effective December 31, 2020, Ms. Morris serves as a director of Rexford Industrial (NYSE: REXR) and serves on the audit, compensation and nomination and governance committees. Ms. Morris holds a B.S. in Business Administration from Colby Sawyer College in New London, New Hampshire. Ms. Morris is qualified to serve as a director due to her extensive experience serving on public company boards.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Marc D. Beer, Executive Chairman. Mr. Marc D. Beer has served as the Executive Chairman of our Board since May 2022 and as chairman of the board of managers of Holdings since January 2021. Mr. Beer has also served as the chairman of the board of Papyrus Therapeutics Inc. since August 2021, chairman of the board of Origami Surgical LLC since April 2020 and as the chairman of the board of LumeNXT LLC since August 2018. Prior to that, Mr. Beer co-founded Renovia Inc. in August 2016, where he previously held the positions of chairman of the board and chief executive officer and continues to serve as a strategic advisor. Before starting Renovia Inc., Mr. Beer was the chairman of the board of Minerva Neurosciences, Inc. (Nasdaq: NERV) from December 2013 to January 2018. Mr. Beer holds a BS from Miami University. Mr. Beer is qualified to serve as a director due to his significant leadership background and industry experience.

Teresa S. Weber, Chief Executive Officer, Director. Ms. Teresa S. Weber has served as our Chief Executive Officer and on our Board since May 2022 and on the board of managers of Holdings since June 2019. Prior to joining Biote, Ms. Weber served as the chief executive officer of Amen Clinics, Inc., an outpatient healthcare clinic company, from January 2015 to March 2019. Ms. Weber has also been partner and consultant at Mattioli Weber Consulting, a marketing, service and retain consulting firm, since June 2013. She holds an M.S. in Management from Purdue University and a B.S. in Economics from New College Florida. Ms. Weber is qualified to serve as a director due to her significant leadership experience.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Andrew R. Heyer, Director. Mr. Andrew R. Heyer has served as a member of our Board since May 2022. Mr. Andrew Heyer previously served as the president and director of HYAC from July 2020 until HYAC completed its business combination in May 2022, and is a finance professional with over 40 years of experience investing in the consumer and consumer-related products and services industries, as well as a senior banker in leveraged finance during which time his clients included many large private equity firms. Mr. Andrew Heyer served as president and director of Haymaker II until it completed its business combination in December 2020 with GPM and ARKO Holdings, which together merged under a new holding company, ARKO Corp. (Nasdaq: ARKO) as part of the business combination, and has remained on the board since such time. Mr. Andrew Heyer was president and director of Haymaker I until it completed its business combination with OneSpaWorld Holdings in March 2019, and has since remained on its board since such time. Currently, Mr. Andrew Heyer is the Chief Executive Officer and founder of Mistral Equity Partners (“Mistral”), a private equity fund manager founded in 2007 that invests in the consumer industry. Prior to founding Mistral in 2007, from 2000 to 2007, Mr. Andrew Heyer served as a Founding Managing Partner of Trimaran Capital Partners, a $1.3 billion private equity fund. Mr. Andrew Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds from 1995 to 2001. Prior to joining CIBC World Markets Corp. in 1995, Mr. Andrew Heyer was a founder and Managing Director of The Argosy Group L.P. from 1985 to 1995. Before The Argosy Group L.P., from 1984 to 1985, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated and, previous to that, he worked at Shearson/American Express. Mr. Andrew Heyer also currently serves as chief executive officer and a director of Haymaker IV (NYSE: HYAC). From 1993 through 2009, Mr. Andrew Heyer also served on the board of The Hain Celestial Group, Inc. (Nasdaq: HAIN), a natural and organic food and products company, rejoining the board from 2012 to April 2019. Mr. Andrew Heyer also serves on the board of several private companies owned in whole or in part by Mistral, including Worldwise, Inc., a pet accessories business from 2011 to the present, and The Lovesac Company, Inc. (Nasdaq: LOVE), a branded omni-channel retailer of technology-forward furniture, from 2010 to the present. Mr. Andrew Heyer has also served on the board of Insomnia Cookies, a retailer of desserts open primarily in the evening and nighttime, and on the investment committee of AF Ventures, an investor in high-growth consumer product companies. In the past, Mr. Andrew Heyer has served as a director of XpresSpa Group, Inc. from 2016 to 2019, Las Vegas Sands Corp., a casino company, from 2006 to 2008, El Pollo Loco Holdings, Inc., a casual Mexican restaurant, from 2005 to 2008, and Reddy Ice Holdings, Inc., a manufacturer of packaged ice products, from 2003 to 2006. Mr. Andrew Heyer received his B.Sc. and M.B.A. from the Wharton School of the University of Pennsylvania, graduating magna cum laude. Mr. Andrew Heyer is the brother of Mr. Steven Heyer, who is also a member of our Board of Directors. Mr. Andrew Heyer is qualified to serve as a director due to his extensive finance, investment and operations experience, particularly in the consumer and consumer-related products and services industries.

Dana Jacoby, Director. Ms. Dana Jacoby has served as a member of our Board since May 2022 and as a member of the board of managers of Holdings since August 2021. Ms. Jacoby previously served as the chief executive officer of Specialty Networks Consulting from November 2015 to December 2020. In October 2017, Ms. Jacoby founded Vector Medical Group, where she continues to serve as chief executive officer. Ms. Jacoby holds an M.S. in Business and Healthcare, Master of Health Systems from the Robert Wood Johnson Medical School at the University of Medicine and Dentistry of New Jersey and a B.S. in Political Science and Public Relations from Louisiana State University. Ms. Jacoby is qualified to serve as a director due to her extensive leadership experience and background in the industry.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines (the “Corporate Governance Guidelines”) require a majority of Board members to be independent. Our Board has determined that all Board members, other than Mr. Beer and Ms. Weber, are independent under applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Beer is not deemed to be independent under Nasdaq rules by virtue of his role as our Executive Chairman. Ms. Weber is not deemed to be independent under Nasdaq rules by virtue of her role as our Chief Executive Officer.

Information Regarding Committees of the Board of Directors

The Board has a standing Audit Committee (the “Audit Committee”), Compensation Committee (the “Compensation Committee”), and Nominating and Corporate Governance Committee. The Board has determined that all members of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are independent are under applicable Nasdaq and SEC rules for committee memberships. The Board also determined that each member of the Audit Committee also meets the additional independence criteria set forth in Rule 10A-3(b)(1) under the Exchange Act.

Meetings of our Board of Directors and Committees

Our Board is responsible for the oversight of our management and strategy and for establishing corporate policies. Our Board meets periodically during the year to review significant developments affecting us and to act on matters requiring Board approval. Our Board met five times during the fiscal year ended December 31, 2023. With respect to our Board committees, during the fiscal year ended December 31, 2023, the Audit Committee met six times, the Compensation Committee met six times and the Nominating and Corporate Governance Committee met twice. Each then-serving director attended 75% or more of the meetings of our Board and of each committee on which he or she served during fiscal year ended December 31, 2023. In accordance with our Corporate Governance Guidelines, our directors are encouraged, but not required, to attend each annual meeting of stockholders.

Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The written charters of the committees are available on the Governance section of our investor relations website at ir.biote.com.

Audit Committee

The Audit Committee consists of Messrs. Andrew Heyer and Steven Heyer and Mses. Jacoby and Morris, with Mr. Andrew Heyer serving as chairperson. Our Board has determined that Mr. Andrew Heyer qualifies as our “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K. The principal functions of the Audit Committee include, among other things:

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assisting Board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

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pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

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setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

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meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K prior to us entering into such transaction; and

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reviewing with management, the independent auditor, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The Compensation Committee consists of Ms. Jacoby, Dr. Cone, and Mr. Andrew Heyer, with Ms. Jacoby serving as the chairperson. The principal functions of the Compensation Committee include, among other things:

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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

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reviewing and making recommendations to our Board with respect to the compensation, and any incentive compensation and equity-based plans that are subject to Board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Compensation Committee Processes and Procedures

The Compensation Committee generally meets quarterly, and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting of the Compensation Committee is usually developed by the chairperson of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Biote. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq that bear upon an adviser’s independence, the Compensation Committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”) as a Compensation Consultant. The Compensation Committee request that Aon:

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provide competitive market data based on the compensation peer group for our executive officer positions, as well as broader technology company survey data, and evaluate how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group and broader technology industry compensate their executives; and

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provide guidance on other compensation topics including, equity design and programs, burn rates and overhang levels, initial public offering equity compensation plans, and ad hoc market data and practices.

As part of its engagement, Aon was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Aon ultimately developed recommendations that were presented to the Compensation Committee for its consideration.

Generally, the Compensation Committee’s process for determining executive compensation comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the Compensation Committee, which determines any adjustments to our Chief Executive Officer’s compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Steven Heyer, Dr. Cone and Ms. Morris, with Mr. Steven Heyer serving as the chairperson. The principal functions of the Nominating and Corporate Governance Committee include, among other things:

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screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending to our Board of Director candidates for nomination for election at annual meetings of stockholders or to fill vacancies on our Board;

•	developing and recommending to our Board and overseeing implementation of our Corporate Governance Guidelines;

•	coordinating and overseeing the annual self-evaluation of the Board of Directors, its committees, individual directors and management in the governance of the Company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

Criteria for Board Membership

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of experience, skills and other characteristics required of our directors. The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements and being older than 21 years of age. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in their field, having the ability to exercise sound business judgment, experience as a member of a board of directors or as an executive officer of another publicly held company, having a diverse personal background, perspective and experience, and having the commitment to rigorously represent the long-term interests of our stockholders. In conducting this assessment, although the Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates, the Nominating and Corporate Governance Committee considers diversity (including gender, ethnic background and country of origin), age, skills and other factors as it deems appropriate, given the current needs of our Board and our business, to maintain a balance of knowledge, experience and capability. These qualifications may be modified from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. The Nominating and Corporate Governance Committee uses the same selection criteria regardless of whether the candidate has been recommended by a stockholder or identified by our Board. When evaluating a candidate for our Board, the Nominating and Corporate Governance Committee does not assign specific weight to any of these factors, nor does the Nominating and Corporate Governance Committee believe that all of the criteria must necessarily apply to every candidate. At minimum, a director’s qualifications and attributes, in light of the above-mentioned criteria, are considered each time the director is nominated or re-nominated for Board membership.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Biote during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also evaluates whether the nominee is independent for Nasdaq purposes, based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. Our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board.

Stockholder Recommendations

The Nominating and Corporate Governance Committee will consider written recommendations from stockholders for director candidates. The Nominating and Corporate Governance Committee considers persons recommended by our stockholders in the same manner as a nominee recommended by our Board members, management or a third-party executive search firm in accordance with the criteria described above. The Nominating and Corporate Governance Committee evaluates candidates recommended by stockholders using the same criteria it applies to evaluate other candidates. Stockholders who wish to recommend a director candidate should submit the candidate’s name and background information in writing to our Secretary at 1875 W. Walnut

Hill Ln, #100, Irving, Texas 75038. Nominating stockholders and nominees must satisfy the requirements set forth in our Bylaws. Any notice of director nomination submitted to Biote must comply with any additional requirements of Rule 14a-19(b) under the Exchange Act.

Board Leadership Structure

Our Bylaws provide our Board with the flexibility to combine or separate the positions of chairperson of the Board and Chief Executive Officer to reflect our evolving needs and strategy, changes in our Board’s composition and leadership needs, as well as other factors, including the views of our stockholders and other stakeholders. Our Corporate Governance Guidelines specify that our Board will select our Chief Executive Officer and chairperson of our Board in the manner that it determines to be in the best interests of our stockholders. We do not believe there should be a fixed rule regarding the positions of Chief Executive Officer and chairperson being held by different individuals, or whether the chairperson should be an employee of the Company or should be elected from among the non-employee directors. The needs of the Company and the individuals available to assume these roles may require different outcomes at different times, and our Board believes that retaining flexibility in these decisions is in the best interests of the Company and its stockholders.

Pursuant to its charter, the Nominating and Corporate Governance Committee periodically reviews this matter and makes recommendations to our Board. The Nominating and Corporate Governance Committee has recommended, and our Board has determined, that the roles of Chief Executive Officer and chairperson of our Board should be separate. The role of chairperson is currently held by Mr. Beer.

Role of the Board in Risk Oversight

A key function of our Board is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. Our Board and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy and cyber security. It is the responsibility of the committee chairpersons to report findings regarding material risk exposures to our Board as quickly as possible.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. Areas of focus for our Audit Committee include our policies and other matters relating to our investments, cash management and foreign exchange management, major financial risk exposures, the adequacy and effectiveness of our information security policies and practices and the internal controls regarding information security, and the steps taken by management to monitor and mitigate or otherwise control these exposures and to identify future risks. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures.

In connection with its reviews of our business operations and corporate functions, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While our Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to our Board and its committees on such matters.

Board Diversity

The following Board Diversity Matrix provides the self-identified personal characteristics for our Board, in accordance with Nasdaq listing Rule 5605(f). Each term used in the table has the definition provided in the rule and related instructions. To see our Board Diversity Matrix as of April 4, 2023, please refer to our proxy statement filed with the SEC on April 14, 2023.

Board Diversity Matrix (as of April 11, 2024)
Total Number of Directors	7
	Female	Male
Part I: Gender Identity
Directors	3	4
Part II: Demographic Background
White	3	4

Communications with The Board of Directors

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with our stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.

Any interested person may communicate directly with the presiding director or the non-management or independent directors as a group. Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues may do so by addressing written correspondence to a particular director, or to the independent or non-management directors generally, in care of 1875 W. Walnut Hill Ln, #100, Irving, Texas 75038, Attention: Secretary. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chairperson of the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee, as applicable.

Code of Conduct and Ethics

We have adopted a code of ethics (the “Code of Ethics”) applicable to our directors, executive officers and employees that complies with the rules and regulations of Nasdaq, which is available on the Governance section of our investor relations website at ir.biote.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics.

Corporate Governance Guidelines

The Board adopted our Corporate Governance Guidelines for the conduct and operation of the Board in order to give our directors a flexible framework for effectively pursuing our objectives for the benefit of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and management succession planning and Board committees and compensation. The Corporate Governance Guidelines are available on the Governance section of our investor relations website at ir.biote.com.

Hedging Policy

The Board has adopted the biote Corp. Insider Trading Policy (the “Insider Trading Policy”), which prohibits hedging or monetization transactions with respect to our Common Stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, the Insider Trading Policy prohibits trading in derivative securities related to our Common Stock, which include publicly traded call and put options, engaging in short selling of our Common Stock, purchasing our Common Stock on margin or holding it in a margin account and pledging our shares as collateral for a loan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors:

Andrew R. Heyer (Chairperson)

Steven J. Heyer

Dana Jacoby

Debra L. Morris

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte has served as our independent registered public accounting firm since 2021. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholders’ ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Board of Directors is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Biote and our stockholders.

Changes in Registrant’s Certifying Accountant.

Dismissal of Marcum LLP and Engagement of Deloitte & Touche LLP

As previously disclosed, on May 26, 2022, at the close of the Business Combination, Marcum LLP (“Marcum”) was dismissed as our independent registered public accounting firm. On the same date, Deloitte was engaged as our new independent registered public accounting firm. The dismissal of Marcum and appointment of Deloitte was done in connection with the closing of the Business Combination and approved by our Board of Directors.

Marcum’s report on HYAC’s balance sheets as of December 31, 2021 and 2020, the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2021 and for the period from July 6, 2020 (inception) to December 31, 2020, and the related notes to the financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about HYAC’s ability to continue as a going concern.

During the year ended December 31, 2021 and the period from July 6, 2020 (inception) to December 31, 2020 and the subsequent interim period through March 31, 2022, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

We previously provided Marcum with a copy of the disclosures regarding the dismissal reproduced in this proxy statement and received a letter from Marcum addressed to the SEC stating that they agree with the above statements. This letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on June 2, 2022.

During the year ended December 31, 2021 and the period from July 6, 2020 (inception) to December 31, 2020, and the interim period through March 31, 2022, the Company did not consult Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Principal Accountant Fees and Services

The following tables present the aggregate fees billed by Deloitte and Marcum for the fiscal years ended December 31, 2023 and 2022.

Deloitte

	Fiscal Year
Deloitte	2023	2022
Audit fees(1)	$738,200	$698,000
Audit-related fees(2)	306,400	142,300
Tax fees(3)	1,270,866	752,517
All other fees	—	—

Total fees	$2,315,466	$1,592,817

(1)

Audit fees consisted of fees billed for professional services rendered for the audit of the Company’s 2023 and 2022 consolidated financial statements and the reviews of 2023 and 2022 interim condensed consolidated financial statements.

(2)

Audit-related fees consisted of fees billed for audit services provided in connection with other regulatory filings and offerings, including the regulatory filings associated with the business combination and related financings.

(3)	Tax fees consisted of fees billed for professional services relating to tax compliance services.

Marcum

Fiscal Year
Marcum	2022
Audit fees(1)	$74,938
Audit-related fees	—
Tax fees(2)	8,755
All other fees	—

Total fees	$83,693

(1)

Audit fees consist of fees billed for professional services rendered for the audit of HYAC’s year-end consolidated financial statements, interim reviews of HYAC’s quarterly financial statements, and audit services provided in connection with other regulatory filings and offerings, including the regulatory filings associated with the initial public offering, business combination, and related financings.

(2)	Tax fees consisted of fees billed for professional services relating to tax compliance services.

All fees incurred subsequent to the closing of the Business Combination in May 2022 were pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee approves all audit and pre-approves all non-audit services provided by Deloitte before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor’s independence. These services may include audit-related services, tax services and other non-audit services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

•	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to Deloitte during the fiscal year in which the services are provided;

•	such services were not recognized as non-audit services at the time of the relevant engagement; and

•	such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

The Audit Committee elected to delegate pre-approval authority to the chairperson of the Audit Committee to approve any one or more individual permitted non-audit services. The chairperson will report any pre-approval granted at the next meeting of the Audit Committee.

Vote Required and Board Recommendation

The proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on this proposal. See “Questions and Answers About These Proxy Materials and Voting—How are votes counted and how many votes are needed to approve each proposal?” for further information.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF DELOITTE & TOUCHE LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INFORMATION REGARDING EXECUTIVE OFFICERS

The following table sets forth, for our executive officers, their ages and position held with us as of April 11, 2024:

Name	Age	Position(s)
Teresa S. Weber	71	Chief Executive Officer and Director
Robert Peterson	47	Chief Financial Officer
Mary Elizabeth Conlon	44	Vice President, Business Development, General Counsel and Corporate Secretary
Mary J. Puncochar	60	Head of Strategic Sales & Business Analytics

The background of Ms. Weber is described above under “Information Regarding Director Nominees and Current Directors.”

Robert C. Peterson, Chief Financial Officer. Mr. Robert C. Peterson has served as the Chief Financial Officer of Biote since January 2024. Prior to joining Biote, Mr. Peterson served as the executive vice president and chief financial officer at Virbac Corp., a subsidiary of Virbac S.A., a global veterinary pharmaceutical and wellness company, from September 2017 to January 2024. Mr. Peterson is a Certified Public Accountant and holds a B.B.A and an M.B.A. from the Texas Christian University.

Mary Elizabeth Conlon, Vice President, Business Development, General Counsel and Corporate Secretary. Ms. Mary Elizabeth Conlon has served as the Vice President, Business Development and General Counsel of Biote since June 2021 and as the Corporate Secretary since May 2022. Prior to joining Biote, Ms. Conlon founded The Conlon Law Firm, P.C., where she practiced law from January 2012 to June 2021. Prior to that, Ms. Conlon was named partner at Travis, Calhoun & Conlon, P.C., where she practiced law from 2004 to 2011. Ms. Conlon holds a J.D. from Baylor Law School and a B.A. in Communications from Baylor University.

Mary J. Puncochar, Head of Strategic Sales and Business Analytics. Ms. Mary J. Puncochar has served as the Head of Strategic Sales & Business Analytics of Biote since March 2024 and was previously Biote’s Chief Commercial Officer from May 2023 to March 2024, bringing more than 30 years of experience in sales, tech- enabled marketing and management roles at leading healthcare, pharmaceutical and medical device companies. Prior to joining Biote, from April 2019 to April 2022, Ms. Puncochar served as Head of the U.S. Region at Ascensia Diabetes Care, a global diabetes care company, and as the U.S. Commercial Head from January 2018 to April 2019, where she achieved commercial success through the development and launch of innovative solutions and precision tools aimed at helping consumers more effectively manage their health. Ms. Puncochar holds a B.S. in Nursing from the University of Minnesota and an A.A. from the North Dakota State University, and is a member of the Women Business Leaders of the U.S. Health Care Industry Foundation (WBL).

Family Relationships

There are no family relationships among any of our executive officers or directors with the exception of Mr. Steven Heyer and Mr. Andrew Heyer, who are brothers.

EXECUTIVE COMPENSATION

Overview

We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as the Company is an emerging growth company. The scaled down disclosure rules require compensation disclosure for our principal executive officer and its two most highly compensated executive officers other than the principal executive officer whose total compensation for 2023 exceeded $100,000 and who were serving as executive officers as of December 31, 2023. We refer to these individuals as “named executive officers.” For 2023, our named executive officers were:

1.	Teresa S. Weber, Biote’s Chief Executive Officer;

2.	Mary Elizabeth Conlon, Vice President, Business Development, General Counsel and Corporate Secretary; and

3.	Mary J. Puncochar, Chief Commercial Officer.

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers, during the fiscal years indicated:

Name and Principal Position	Year	Salary(1)	Bonus ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(5) ($)		All Other Compensation(3) ($)	Total ($)
Teresa S. Weber	2023	600,875	—	—	2,758,739	457,125		—	3,816,739
Chief Executive Officer	2022	541,392	335,416	340,160	2,689,432	2,823,435	(4)	—	6,729,835

Mary J. Puncochar(6)	2023	201,923	—	—	773,055	72,479		46,896	1,094,353
Chief Commercial Officer	2022	—	—	—	—	—		—	—

Mary Elizabeth Conlon	2023	395,400	—	—	493,186	146,298		10,662	1,045,546
Vice President, Business Development, General Counsel and Corporate Secretary	2022	355,038	—	—	291,212	110,811		9,150	766,211

(1)	Salary amounts represent actual amounts earned during the applicable year. See “—Narrative to the Summary Compensation Table—Annual Base Salary” below.
(2)

Amounts represent the aggregate grant date fair value of stock and option awards granted to our named executive officers during 2023, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(3)

The amounts in this column represent Biote’s matching contributions to the named executive officer’s 401(k) plan as well as the following in 2023: (i) a gross-up of taxable gift of $340 and $267 for Ms. Puncochar and Ms. Conlon, respectively, and (ii) cell phone expenses and housing allowances of $42,775 for Ms. Puncochar.

(4)	Amount reflects performance-based cash bonuses awarded to Ms. Weber during the fiscal year ended December 31, 2022 in connection with the Closing of the Business Combination
(5)

Amounts reflect target performance-based cash bonuses awarded to our named executive officers. See “—Employment and Other Arrangements” below for a description of the material terms of the program pursuant to which this compensation will be awarded. The 2023 performance-based cash bonus for Ms. Weber is $457,125, reflecting a 75% achievement of the Company’s 2023 Corporate Goals, and for Ms. Puncochar and Ms. Conlon is $72,479 and $145,298, respectively, reflecting an 85% achievement of the Company’s 2023 Corporate Goals.

(6)	Ms. Puncochar was appointed as the Company’s Chief Commercial Officer in May 2023. Amounts in the table reflect actual compensation awarded to Ms. Puncochar and are not annualized.

Narrative to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. See “—Employment Arrangements” for additional information.

The following table sets forth the annual base salaries for our named executive officers for 2022 and 2023.

Name	2022 Base Salary ($)	2023 Base Salary ($)
Teresa S. Weber	575,000	610,000
Mary J. Puncochar(1)	—	350,000
Mary Elizabeth Conlon	395,400	395,400

(1)	Ms. Puncochar was appointed as the Company’s Chief Commercial Officer in May 2023. Amounts in the table reflect actual compensation awarded to Ms. Puncochar and are not annualized.

Non-Equity Incentive Plan Compensation

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. In accordance with the terms of their respective employment agreements, our named executive officers are eligible to receive discretionary annual bonuses of up to a percentage of each executive’s gross base salary based on individual performance, company performance or as otherwise determined appropriate, as determined by the Compensation Committee of the Board.

The Board previously approved specified company and individual performance metrics for annual bonuses for our executives for fiscal 2023 as well as target bonuses for certain executives of the Company. The Compensation Committee has reviewed the Company’s fiscal year 2023 corporate performance, reflecting an 85% achievement of the 2023 Corporate Goals, and deemed it advisable to approve a bonus pool in the amount of $1,131,945 for non-executive employees, based on the 2023 Corporate Goals Achievement, for the payment of 2023 cash performance bonuses to non-executive employees of the Company.

The following table sets forth the bonus amounts for our named executive officers for 2023.

Name	2023 Bonus Amount
Teresa S. Weber	$457,125
Mary J. Puncochar(1)	$72,479
Mary Elizabeth Conlon	$146,298

(1)	Ms. Puncochar was appointed as the Company’s Chief Commercial Officer in May 2023. Amounts in the table reflect actual compensation awarded to Ms. Puncochar and are not annualized.

Equity-Based Incentive Awards

Our equity-based incentive awards granted to our named executive officers are designed to align our interests and those of our stockholders with those of our employees and consultants, including our executive officers. As of the date of this proxy statement, stock awards and stock option awards were the only form of equity awards we have granted to any of our executive officers.

We use stock options as an incentive for long-term compensation to our executive officers because the stock options allow our executive officers to profit from this form of equity compensation only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at the fair market value of our Common Stock on the date of grant. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. We may grant equity awards at such times as the Board or Compensation Committee determines appropriate. Our executives generally are awarded an initial grant in the form of a stock option award in connection with their commencement of employment with us. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

As of the date of this proxy statement, we have granted all stock options pursuant to our 2022 Equity Incentive Plan (the “Incentive Plan”).

All options are granted with an exercise price per share that is no less than the fair market value of our Common Stock on the date of grant of such award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “—Outstanding Equity Awards at Fiscal Year-End.”

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2023. All awards were granted pursuant to the Incentive Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(2) ($)
Teresa S. Weber	—	1,137,430	(3)	$4.00	9/14/2032	85,040	421,876
	—	755,150	(4)	$5.80	4/2/2033	—	—
Mary J. Puncochar(5)	—	251,500	(6)	$5.39	5/31/2033	—	—
Mary Elizabeth Conlon	—	123,161	(3)	$4.00	9/14/2032	63,606	237,250
	—	135,000	(4)	$5.80	4/2/2033	—	—

(1)

All of the option awards listed in the table were granted with an exercise price per share that is no less than the fair market value of our Class A Common Stock on the date of grant of such award, as determined in good faith by the Board.

(2)

The market value of unvested shares is calculated by multiplying the number of unvested shares by the closing market price of our Class A Common Stock on Nasdaq on December 31, 2023, the last trading day of the year, which was $4.94 per share.

(3)

50% of the shares vest on the second-year anniversary of the vesting commencement date, with the remainder of the shares vesting in 24 equal monthly installments thereafter, subject to the recipient’s continuous service through each applicable vesting date.

(4)

25% of the shares vest on the first-year anniversary of the vesting commencement date, with the remainder of the shares vesting in 36 equal monthly installments thereafter, subject to the recipient’s continuous service through each applicable vesting date.

(5)	Ms. Puncochar was appointed as the Company’s Chief Commercial Officer in May 2023.
(6)

Pursuant to a change in employment status, Ms. Puncochar’s option awards were modified to allow for immediate vesting of twenty five percent (25%) of the unvested total, a quantity of 55,375 options. The remaining balance of 166,125 options will vest in 36 equal monthly increments, approximately two point seven eight percent (2.78%) per month, thereafter subject to continuous service and all other terms within the Award Agreement.

See “—Potential Payments and Benefits upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by our named executive officers.

We may in the future, on an annual basis or otherwise, grant additional equity awards to our executive officers pursuant to our Incentive Plans.

Benefits and Perquisites

We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; employee assistance program; life planning, financial and legal resources; and worldwide emergency travel assistance. We do not maintain any executive-specific benefit or executive perquisite programs other than as provided in the agreements described in the section immediately below.

Other than the director and officer insurance coverage we maintain for our directors and officers, we do not maintain any executive-specific health and welfare benefit or perquisites.

Health and Welfare Benefits and Perquisites

We provide benefits to our named executive officers on the same basis as provided to all of our employees, including: health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; life planning financial and legal resources; and worldwide emergency travel assistance.

401(k) Plan

Biote’s named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may contribute a portion of their annual compensation to the 401(k) Plan, subject to the maximum annual amounts as set periodically by the IRS. The Company makes a safe harbor, non-elective contribution to the 401(k) Plan equal to 3% of each participant’s eligible employee compensation. Safe harbor contributions vest immediately for each participant.

Employment and Other Arrangements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary and annual target bonus. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard employee confidential information and invention assignment agreement, which includes, among other things, non-solicitation and non-competition provisions.

Teresa S. Weber

BioTE Medical entered into a services agreement with Ms. Weber effective as of May 26, 2022. Ms. Weber’s services agreement provides that she will serve as the Chief Executive Officer of Biote and as a member of the Board, receive an annual base salary of $575,000 and be eligible for a discretionary annual cash bonus, with a target of 100% of base salary based on annual performance standards to be established and determined by Biote in its sole discretion.

In addition, Ms. Weber’s services agreement provides for severance benefits upon an involuntary termination. Ms. Weber’s amended and restated employment agreement provides that if Ms. Weber’s employment is terminated without cause or with good reason she shall receive (a) continuation of her then-current base salary plus (b) payment of monthly COBRA premiums for continuation coverage under her medical, dental and life insurance plans coverage (if any) as in effect on the day prior to the effective date of her termination, for a period of 18 months if such termination is in connection with a change in control event, or 12 months if such termination is not in connection with a change in control event. In addition, in the event such termination is in connection with a change in control event, Ms. Weber shall also receive a monthly payment in an amount equal to 1/12th of her then-current target bonus for a period of 18 months. Such payments are contingent on Ms. Weber’s execution and nonrevocation of an effective written release of claims and the COBRA premium payments shall cease in the event Ms. Weber (i) becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment or (ii) ceases to be eligible for COBRA continuation coverage.

Mary J. Puncochar

On May 12, 2023, BioTE Medical entered into an employment agreement with Mary J. Puncochar, effective as of May 30, 2023. Ms. Puncochar’s employment agreement provides that she will serve as Biote’s Chief Commercial Officer, receive an annual base salary of $350,000 and be eligible for a discretionary annual cash bonus, with a target of 40% of base salary based on annual performance standards to be established and determined by Biote in its sole discretion.

In addition, Ms. Puncochar’s employment agreement provides that if Ms. Puncochar’s employment is terminated without cause or with good reason she shall receive (a) continuation of her then-current base salary plus (b) payment of monthly COBRA premiums for continuation coverage under her medical, dental and life insurance plans coverage (if any) as in effect on the day prior to the effective date of her termination, for a period of 12 months if such termination is in connection with a change in control event, or 9 months if such termination is not in connection with a change in control event. In addition, in the event such termination is in connection with a change in control event, Ms. Puncochar shall also receive a monthly payment an amount equal to 1/12th of her then-current target bonus for a period of 12 months. Such payments are contingent on Ms. Puncochar’s execution and nonrevocation of an effective written release of claims and the COBRA premium payments shall cease in the event Ms. Puncochar (i) becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment or (ii) ceases to be eligible for COBRA continuation coverage. Biote has also entered into an indemnification agreement with Ms. Puncochar on the same terms as it has with its other directors and executive officers.

On March 3, 2024, BioTE Medical entered into a change in employment status agreement with Ms. Puncochar, effective as of March 10, 2024. Ms. Puncochar’s change in employment status provides that she will serve as the Company’s Head of Strategic Sales & Business Analytics, receive an annual base salary of $270,375 and be eligible for a discretionary annual cash bonus, with a target of 40% of the adjusted base salary based on annual performance standards. Further, Ms. Puncochar’s outstanding option awards will be modified to allow for immediate vesting of twenty five percent (25%) of the unvested total, a quantity of 55,375 options. The remaining balance of 166,125 options will vest in 36 equal monthly increments, approximately two point seven eight percent (2.78%) per month, thereafter subject to continuous service and all other terms within the applicable award agreement.

Mary Elizabeth Conlon

On May 31, 2022, BioTE Medical entered into an employment agreement with Mary Elizabeth Conlon, effective as of May 26, 2022. Ms. Conlon’s employment agreement provides that she will serve as the Company’s Vice President, Business Development & General Counsel, receive an annual base salary of $395,400 and be eligible for a discretionary annual cash bonus, with a target of 40% of base salary based on annual performance standards to be established and determined by Biote in its sole discretion.

In addition, Ms. Conlon’s employment agreement provides that if Ms. Conlon’s employment is terminated without cause or with good reason she shall receive (a) continuation of her then-current base salary plus (b) payment of monthly COBRA premiums for continuation coverage under her medical, dental and life insurance plans coverage (if any) as in effect on the day prior to the effective date of her termination, for a period of 12 months if such termination is in connection with a change in control event, or 9 months if such termination is not in connection with a change in control event. In addition, in the event such termination is in connection with a change in control event, Ms. Conlon shall also receive a monthly payment an amount equal to 1/12th of her then-current target bonus for a period of 12 months. Such payments are contingent on Ms. Conlon’s execution and nonrevocation of an effective written release of claims and the COBRA premium payments shall cease in the event Ms. Conlon (i) becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment or (ii) ceases to be eligible for COBRA continuation coverage. Biote has also entered into an indemnification agreement with Ms. Conlon on the same terms as it has with its other directors and executive officers.

Potential Payments Upon Termination or Change in Control

The employment agreements for our named executive officers provide for severance and change in control benefits as described above under “—Employment and Other Arrangements.”

Equity Benefit Plans

Equity-based compensation has been and will continue to be an important foundation in executive compensation packages as Biote believes it is important to maintain a strong link between executive incentives and the creation of stockholder value. Biote believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives.

DIRECTOR COMPENSATION

Cash and Equity Compensation

The Company’s amended non-employee director compensation policy, effective as of March 29, 2024, is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Under this policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. Any non-executive chair and any lead director of the Board will each receive a higher retainer for such services. The chairperson of each committee will also receive a higher retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board or the applicable committee.

The retainers to be paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member is as follows:

Name	Annual Service Retainer ($)		Chairperson Additional Retainer ($)
Board of Directors(1)	$50,000	(2)	$35,000
Audit Committee	$10,000		$20,000
Compensation Committee	$7,500		$15,000
Nominating and Corporate Governance Committee	$5,000		$10,000

(1)	The lead director will receive a retainer of $20,000, in addition to the annual service retainer.
(2)	An increase of $5,000.

Instead of receiving the foregoing retainers as a cash fee, non-employee directors may elect to receive an award of fully vested deferred settlement restricted stock units (“RSUs”) in lieu of all, but no less than all, of such fees. Such RSUs will be granted on the same day as the annual grants (described below) are made and will be fully vested upon grant, but settlement of such RSUs will be deferred until the earlier of (i) the date such director ceases to continue to serve as a director and (ii) such date as specified by the director in the election for such grant.

In addition, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee director will receive an option to purchase shares of our Class A common stock with a grant value of $216,000. The shares subject to each annual option grant will vest in full on the earlier of the first anniversary of the grant date or the day prior to the date of our next annual stockholder meeting, subject to the director’s continued service as a director. The exercise price per share of these options will equal the fair market value of our Class A common stock on the date of grant. All options granted under this policy will vest in full upon the occurrence of a change in control prior to the termination of the director’s continuous service.

Each non-employee director may elect to convert his or her cash compensation into an award of restricted stock units, which we refer to as the retainer grant. If a non-employee director timely makes this election, each such retainer grant will be automatically granted on the first business day following the date the corresponding cash compensation otherwise would be paid under the policy and will cover a number of shares of our Common Stock equal to (A) the aggregate amount of the corresponding cash compensation otherwise payable to the non-employee director divided by (B) the closing sales price per share of our Common Stock on the date the corresponding cash compensation otherwise would be paid (or, if such date is not a business day, on the first business day thereafter), rounded down to the nearest whole share. In addition, each retainer grant will be fully vested on the grant date.

Notwithstanding the foregoing, any member of the Board that is entitled to the above compensation may elect to forego all or a portion of such compensation from time to time by giving notice to the Company.

Director Compensation for 2023

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)		All other Compensation ($)		Total ($)
Marc D. Beer	252,500	—	1,181,614	217,600	(2)	80	(3)	1,651,794
Dana Jacoby	—	67,559	168,996	—		—		236,595
S. Mark Cone	—	55,525	168,996	—		—		224,521
Steven J. Heyer	85,000	—	168,996	—		—		253,996
Andrew R. Heyer	—	70,012	168,996	—		—		239,008
Debra L. Morris	—	53,111	90,283	—		—		143,395

(1)

The amounts reported in this column reflect the aggregate grant date fair value of the stock and option awards granted to our directors as computed in accordance with ASC Topic 718. Note that the amounts reported in this column reflect the accounting cost for these awards and do not reflect the actual economic value that may be realized by the directors.

(2)

Reflects performance-based cash bonus awarded to Mr. Beer. See “—Employment and Other Arrangements—Marc Beer” above for a description of the material terms of the program pursuant to which this compensation will be awarded. The 2023 performance-based cash bonus for Mr. Beer is $217,600, reflecting an 85% achievement of the Company’s 2023 Corporate Goals.

(3)	Amount represents Biote’s portion of group term life insurance and short term disability premium.

The table below shows each non-employee director who was serving, and held outstanding equity awards, as of December 31, 2023.

Name	Shares Underlying Options Outstanding (Vested) at Fiscal Year End	Shares Underlying Options Outstanding (Unvested) at Fiscal Year End	Vested Stock Awards at Fiscal Year End	Unvested Stock Awards at Fiscal Year End
Marc D. Beer	—	477,721	—	—
Dana Jacoby	31,696	46,809	11,595	—
S. Mark Cone	31,696	46,809	9,524	—
Steven J. Heyer	33,456	76,745	—	—
Andrew R. Heyer	33,456	76,745	12,009	—
Debra L. Morris	22,891	65,508	9,110	—

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the aggregate information of our equity compensation plans  in effect as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options(1)	Weighted-average exercise price of outstanding options ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders
2022 Equity Incentive Plan	8,556,282	4.66	8,090,746
2022 Employee Stock Purchase Plan	—	—	1,561,744
Equity compensation plans not approved by stockholders	—	—	—
Total	8,556,282	4.66	9,652,490

(1)

Includes shares subject to outstanding awards under our 2022 Equity Incentive Plan as of December 31, 2023, of which 8,141,716 shares are subject to outstanding options and 414,566 shares are subject to outstanding RSUs.

(2)

The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding RSUs, which have no exercise price.

(3)

Includes 8,090,746 shares available for future issuance under our 2022 Equity Incentive Plan and 1,561,744 shares available for future issuance under our 2022 Employee Stock Purchase Plan. The number of shares available for future issuance under our 2022 Equity Incentive Plan will automatically increase on January 1 of each year for a period of ten years, from January 1, 2023 through January 1, 2032, in an amount equal to five percent (5%) of the total number of shares of the Company’s capital stock outstanding on a fully diluted basis and securities convertible into or exchangeable for the Company’s capital stock on December 31 of the preceding year; provided, however that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock. The number of shares available for future issuance under our 2022 Employee Stock Purchase Plan will automatically increase on January 1 of each year, from January 1, 2023 through January 1, 2032, in an amount equal to the lesser of (i) 1% of the total number of shares of capital stock outstanding and securities convertible into or exchangeable for the Company’s capital stock on December 31st of the preceding calendar year, and (ii) 797,724 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our shares as of March 11, 2024 by:

•	each of our named executive officers;

•	each of our directors;

•	all of our current directors and executive officers as a group; and

•	each person known by us to be the beneficial owner of more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 74,531,558 shares of Common Stock outstanding as of March 11, 2024, which includes 10,000,000 Earnout Voting Shares and 1,587,400 Sponsor Earnout Shares. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of March 11, 2024. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Number of Shares	Percentage of Shares
Directors and Named Executive Officers:
Steven J. Heyer(2)	1,101,725	1.5%
Andrew R. Heyer(3)	2,568,182	3.4%
Dana Jacoby(4)	82,666	*
Marc D. Beer(5)	2,967,092	4.0%
S. Mark Cone(6)	163,945	*
Debra L. Morris(7)	70,806	*
Teresa S. Weber(8)	3,171,611	4.3%
Mary Elizabeth Conlon(9)	176,955	*
Mary J. Puncochar(10)	64,604	*
All directors and executive officers as a group (10 individuals)	10,367,586	13.9%
Greater than Five Percent Holders:
Dr. Gary S. Donovitz(11)	22,418,762	30.1%
Donovitz Family Irrevocable Trust(12)	12,279,107	16.5%
325 Capital Entities(13)	3,766,666	5.1%

*Less	than 1%.
(1)	Unless otherwise stated, the business address of each of these entities or individuals is 1875 W Walnut Hill Ln #100, Irving, TX 75038, United States.
(2)

Consists of (i) 1,101,725 shares of Class A common stock (which includes 126,132 Sponsor Earnout Shares), and (ii) 40,500 shares of Class A common stock issuable upon the exercise of options within 60 days of March 10, 2024.

(3)

Consists of (i) (a) 1,746,262 shares of Class A common stock (which includes 237,369 Sponsor Earnout Shares) and (b) 52,509 shares of Class A common stock issuable upon the exercise of options within 60 days of March 10, 2024 held by Mr. Andrew Heyer, (ii) 392,185 shares of Class A common stock (which includes 42,375 Sponsor Earnout Shares) held by Heyer Investment Management, LLC, (iii) 73,044 shares of Class A common stock (which includes 10,593 Sponsor Earnout Shares) held by Harris Reid Heyer Trust, (iv) 73,044 shares of Class A common stock (which includes 10,593 Sponsor Earnout Shares) held by James Heyer Trust, (v) 73,044 shares of Class A common stock (which includes 10,593 Sponsor Earnout Shares) held by Peter Justin Heyer Trust, (vi) 73,044 shares of Class A common stock (which includes 10,593 Sponsor Earnout Shares) held by William Heyer Trust, and (vii) 137,559 shares of Class A common stock (which includes 26,484 Sponsor Earnout Shares) held by the Mindy B. Heyer 2021 Grantor Retained Annuity Trust. Mr. Andrew Heyer is (i) a trustee of each of Harris Reid Heyer Trust, James Heyer Trust, Peter Justin Heyer Trust, and William Heyer Trust; and (ii) the managing member of Heyer Investment Management, LLC, and has voting and dispositive power of the securities held by such entities. Accordingly, Mr. Andrew Heyer may be deemed to have or share beneficial ownership of such securities. In addition, Mr. Andrew Heyer’s spouse is the sole trustee, grantor and recipient of annuity payments of the Mindy B. Heyer 2021 Grantor Retained Annuity Trust. Mr. Andrew Heyer disclaims beneficial ownership of the securities held by the Mindy B. Heyer 2021 Grantor Retained Annuity Trust, and the filing of this report should not be deemed an admission that Mr. Andrew Heyer is the beneficial owner of such securities.

(4)

Consists of (i) 82,666 shares of Class A common stock, (ii) 11,595 deferred restricted stock units (“DRSUs”) and (iii) 31,696 shares of Class A common stock issuable upon the exercise of options within 60 days of March 11, 2024.

(5)	Consists of 2,967,092 shares of Class A common stock underlying Class V voting stock (which includes 654,387 Earnout Voting Shares).
(6)	Consists of (i) 163,945 shares of Class A common stock; (ii) 11,595 DRSUs and (iii) 9,524 shares of Class A common stock issuable upon the exercise of options within 60 days of March 11, 2024.
(7)	Consists of (i) 70,806 shares of Class A common stock; (ii) 9,110 DRSUs and (iii) 31,696 shares of Class A common stock issuable upon the exercise of options within 60 days of March 11, 2024.
(8)

Consists of (i) 2,967,092 shares of Class A common stock underlying Class V voting stock (which includes 654,387 Earnout Voting Shares) and (ii) 204,519 shares of Class A common stock issuable upon the exercise of options within 60 days of March 11, 2024.

(9)	Consists of (i) 176,955 shares of Class A common stock and (ii) 36,562 shares of Class A common stock issuable upon the exercise of options within 60 days of March 11, 2024.
(10)	Consists of (i) 64,604 shares of Class A common stock issuable upon the exercise of options within 60 days of March 11, 2024.
(11)

Consists of (i) 5,075,090 shares of Class A common stock held by the Gary S. Donovitz 2012 Irrevocable Trust (formerly Marci M. Donovitz Trust) (ii) 848,726 shares of Class A common stock underlying Class V common stock (which includes 144,918 Earnout Voting Shares) held by BioTE Management, LLC, of which Dr. Donovitz is the sole member; and (iii) 16,494,946 shares of Class A common stock underlying Class V common stock (which includes 3,840,969 Earnout Voting Shares) held by the Gary S. Donovitz 2012 Irrevocable Trust (formerly Marci M. Donovitz Trust). Dr. Donovitz is the trustee of the Gary S. Donovitz 2012 Irrevocable Trust (formerly Marci M. Donovitz Trust) and exercises sole voting and dispositive power over the shares held by the trust.

(12)

Consists of 12,279,107 shares of Class A common stock underlying Class V common stock (which includes 3,985,887 Earnout Voting Shares) held by the Donovitz Family Irrevocable Trust, of which Marci Donovitz is the trustee and beneficial owner. The business address of the Donovitz Family Irrevocable Trust is Synergy Wealth Partners, 600 N Shepherd Drive, Suite 200, Houston, TX 77007.

(13)

Information based on Form 3 filed with the SEC on June 15, 2023, which report beneficial ownership of each of: (i) 325 Capital Master Fund LP (“325 Master Fund”); (ii) 325 Capital GP LLC (“325 Capital GP”), the general partner of 325 Master Fund; (iii) 325 Capital LLC (“325”), the investment manager to 325 Master Fund; (iv) Michael D. Braner; (v) Daniel M. Friedberg and (vi) Anil K Shrivastava (collectively the “325 Capital Entities”). This filing indicates that (i) 325 Capital LLC holds 3,108,618 shares of Class A common stock; (ii) 325 Capital Master Fund LP holds 658,048 shares of Class A common stock;

(iii) Mr. Braner, Mr. Friedberg and Mr. Shrivastava (collectively, the “Managing Members” of 325). As a result, the Managing Members may be deemed to beneficially own the securities directly owned by 325 Master Fund. The business address of 325 Capital Entities is 757 Third Avenue, 20th Floor, New York, NY 10017.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2023, we believe all Section 16(a) filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with, except that the following reports were filed late due to administrative oversight: (i) a Form 3 was filed late for the Roystone Entities and (ii) two Form 4s were filed late for the Roystone Entities. Dr. Gary Donovitz, who beneficially owns more than 10% of the outstanding shares of Class A common stock, has not filed any reports under Section 16(a) since his initial Form 3 and Form 4. In addition, the Donovitz Family Irrevocable Trust, which beneficially owns more than 10% of the outstanding shares of Class A common stock, has not filed any reports under Section 16(a), including an initial Form 3 or Form 4s.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:

•	HYAC or Biote has been or is to be a participant;

•	the amounts involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets on a consolidated basis at year end for the past two fiscal years; and

•

any of our directors, executive officers or holders of more than five percent of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

HYAC’s Related Party Transactions

Prior to the Business Combination, HYAC utilized office space at 501 Madison Avenue, Floor 12, New York, New York 10022 from our Sponsor. HYAC paid an affiliate of our Sponsor $20,000 per month for office space, utilities, secretarial and administrative services provided to our directors and officers. On the Closing, HYAC ceased paying these monthly fees.

On February 28, 2022, HYAC issued an unsecured promissory note in the principal amount of $350,000 to the Sponsor. This loan is non-interest bearing. At the election of the Sponsor, all or a portion of the unpaid principal amount of such note may be converted into private placement warrants of Biote at a price of $1.50 per warrant. The principal balance of the promissory note was due at the Closing.

Biote’s Related Party Transactions

Employment Relationships

Mandy Cotten, the daughter of Dr. Gary S. Donovitz, Biote’s founder, former chairman and one of our five percent or greater stockholders, was employed by BioTE Medical as a Clinic Director from September 1, 2015 to June 14, 2022. Mandy Cotten also provided services as a proctor and, from January 1, 2021 to June 14, 2022, Mandy Cotten also managed Biote’s therapy hotline. Mandy Cotten’s compensation included an annual salary of $137,000 in addition to a potential bonus based on services performed for BioTE Medical.

BioTE Medical granted Mandy Cotten phantom equity for her contributions as key personnel pursuant to that certain Phantom Equity Rights Grant Notice and Award Agreement, dated January 1, 2021, by and between BioTE Medical and Mandy Cotten (the “Cotten Phantom Equity Award”), which were forfeited as a result of her departure on June 9, 2022. Pursuant to the Cotten Phantom Equity Award, Mandy Cotten was entitled to receive a stated percentage of the net sales proceeds of a change in control paid or payable to Holdings or Holdings’ Members. Holdings’ board of managers determined that the net sale proceeds from the Business Combination was $555,000,000, and that such amount would be satisfied through the issuance of, in the aggregate, approximately 138,750 shares of the Company’s Class A common stock to Mandy Cotten, to be issued in eight equal quarterly installments following the Closing of the Business Combination; however, the Cotten Phantom Equity Award was forfeited as a result of her departure on June 9, 2022.

Lani Hammonds Donovitz, the former wife of Dr. Gary S. Donovitz, Biote’s founder, former chairman and one of our five percent or greater stockholders, was employed by BioTE Medical from January 1, 2021 through April 30, 2021, as Director, Business Development — Research. Effective May 1, 2021, Ms. Hammonds Donovitz became an independent contractor of BioTE Medical pursuant to that certain Independent Contractor Agreement with Lani D. Consulting, a company affiliated with Ms. Hammonds Donovitz, which was terminated immediately prior to the Closing. Total compensation received by Ms. Hammonds Donovitz and Lani D. Consulting was $157,639 and $265,936 for the years ended December 31, 2022 and 2021, respectively.

Founder Advisory Agreement

On May 18, 2022, BioTE Medical and Dr. Gary S. Donovitz, MD, the founder of BioTE Medical (the “Founder Advisor”), entered into a Founder Advisory Agreement, effective as of the Closing (the “Founder Advisory Agreement”). Pursuant to the Founder Advisory Agreement, the Founder Advisor transitioned from an officer and manager of BioTE Medical into the role of Founder Advisor and Senior Advisor (as defined in the Founder Advisory Agreement) as of the Closing. Pursuant to the Founder Advisory Agreement, Founder Advisor provides strategic advisory services to BioTE Medical for a period of four years, unless terminated earlier pursuant to the terms of the Founder Advisory Agreement, and receives an annual fee equal to $300,000 per year, continued coverage under BioTE Medical’s employee benefits and reimbursement for reasonable business expenses.

Independent Contractor Agreement

On May 18, 2022, BioTE Medical entered into an Independent Contractor Agreement with Lani D. Consulting, a company affiliated with Lani Hammonds Donovitz, the wife of Dr. Gary S. Donovitz, MD, Biote’s founder and one of our five percent or greater stockholders (the “New Independent Contractor Agreement”). Immediately upon the Closing, the New Independent Contractor Agreement replaced the Independent Contractor Agreement, dated as of May 3, 2021, between Lani D. Consulting and BioTE Medical. Pursuant to the New Independent Contractor Agreement, Lani D. Consulting will provide certain services to BioTE Medical for a period of four years, unless terminated earlier pursuant to the terms of the New Independent Contractor Agreement, and will receive an annual fee equal to $250,000 per year and reimbursement for reasonable business expenses. The New Independent Contractor Agreement was terminated effective September 9, 2022.

Related Party Transactions in Connection with the Business Combination

Tax Receivable Agreement

Simultaneously with the Closing, Biote entered into a tax receivable agreement (the “TRA”) with Holdings, the Members and the Members’ Representative. Pursuant to the TRA, Biote generally will be required to pay to the Members 85% of certain net tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of the increases in tax basis and tax benefits related to the transactions contemplated under the Business Combination Agreement and the redemption of Retained Holdings Units in exchange for Class A common stock (or cash) pursuant to the Holdings A&R OA, and tax benefits attributable to payments under the TRA. The term of the TRA will continue until all such tax benefits have been utilized or expired unless Biote exercises its right to terminate the TRA for an amount representing the present value of anticipated future tax benefits under the TRA (calculated under certain assumptions) or certain other acceleration events occur.

Sponsor Letter

In connection with the execution of the Business Combination Agreement, certain of HYAC’s then current officers and directors, the Sponsor, Biote, Holdings and the Members’ Representative entered into the “Sponsor Letter”, pursuant to which, among other things, the Sponsor agreed to (i) vote, at any duly called meeting of stockholders of the Company, in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) subject to certain exceptions, not to effect any sale or distribution of any of its shares of Class B common stock or private placement warrants and (iii) waive any and all anti-dilution rights described in the current charter or otherwise with respect to the shares of Class B common stock held by the Sponsor that may be implicated by the Business Combination such that the Class B common stock Conversion will occur as discussed herein (and as more fully described in the Sponsor Letter).

A&R Investor Rights Agreement

At the Closing, Biote, the Members, the Sponsor, the Members’ Representative and certain other parties entered into an investor rights agreement, which was amended and restated on July 19, 2022, and which we refer to as the

A&R IRA. Pursuant to the terms of the A&R IRA, among other things, (i) that certain Registration Rights Agreement, by and between HYAC and certain security holders, dated March 1, 2021, entered into in connection with HYAC’s IPO, was terminated, (ii) the Company provided certain registration rights for the shares of Class A common stock held (or underlying certain securities held) by the Members, the Sponsor, and certain other parties, (iii) the Members agreed not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of the shares of Class A common stock, Class V common stock and the Holdings Units held by such Members, as applicable, for six months following the Closing, and the Member Earnout Units until the date such securities have been earned in accordance with the Business Combination Agreement and (iv) the Sponsor agreed not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares, as defined therein) for six months following the Closing, (b) Sponsor Earnout Shares until the date such securities have been earned in accordance with the Business Combination Agreement and (c) warrants issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated March 1, 2021, by and between the Company and the Sponsor, and the underlying shares of Class A common stock, for 30 days following the Closing Date (such lock-up period superseding the lock-up period set forth in the Insider Letter (as defined in the A&R IRA)), in each case, as more fully described in the A&R IRA). All lock-up restrictions, other than those related to the Member Earnout Units and the Sponsor Earnout Shares, have now expired.

Second Amended and Restated Operating Agreement of Holdings

At the Closing, Biote, Holdings and the Members entered into the Holdings A&R OA, which, among other things, permitted the issuance and ownership of Holdings Units as contemplated to be issued and owned upon the consummation of the Business Combination, designated Biote as the sole manager of Holdings, provided for the Exchange Rights, set forth the rights and preferences of the Holdings Units, and established the ownership of the Holdings Units by the persons or entities indicated in the Holdings A&R OA, in each case, as more fully described in the Holdings A&R OA.

Director and Officer Indemnification

The Charter contains provisions limiting the liability of directors and provides that the Biote will indemnify each of its directors and officers to the fullest extent permitted under Delaware law.

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide that Biote will indemnify each of its directors and executive officers against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of the Biote’s directors or executive officers to the fullest extent permitted by Delaware law, our Charter and our Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Biote will advance all expenses incurred by its directors and executive officers in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

Credit Agreements

On the Closing Date, certain direct and indirect subsidiaries of Biote entered into that certain Credit Agreement, dated as of May 26, 2022 (the “Credit Agreement”; any capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement), by and among, inter alios, Holdings, BioTE Medical, BioTe IP, LLC, (“BioTe IP” and, together with Holdings and BioTE Medical, collectively, the “Loan Parties”), certain lenders party thereto from time to time (the “Lenders”), and Truist Bank, as administrative agent for the Lenders (“Administrative Agent”). The Credit Agreement provides for (i) a $50,000 senior secured revolving credit facility (the “Revolving Loans”) and (ii) a $125,000 senior secured term loan A credit facility, which was borrowed in full on the Closing Date (the “Term Loan” and, together with the Revolving Loans, collectively, the “Loans”, such transactions together the “Debt Financing”). BioTE Medical used the proceeds of the Debt Financing to refinance and replace an existing credit facility pursuant to a credit agreement, dated as of May 17, 2019, with Bank of America, N.A. and for general corporate purposes.

The Loans are also subject to customary events of default. Events of default under the Credit Agreement include (subject to grace periods in certain instances): (i) the failure by any Loan Party to timely make payments due under the Credit Agreement; (ii) material misrepresentations or misstatements in any representation or warranty by any Loan Party when made; (iii) failure by any Loan Party to comply with the covenants under the Credit Agreement and other related agreements; (iv) certain defaults under a specified amount of other indebtedness of Holdings or its subsidiaries; (v) insolvency or bankruptcy-related events with respect to Holdings or any of its subsidiaries; (vi) certain undischarged, non-appealable judgments above a specified threshold against Holdings or any of its subsidiaries; (vii) certain ERISA-related events reasonably expected to result in liability above a specified threshold to Holdings and its subsidiaries taken as a whole; (viii) any loan documents or a material part of the liens under the loan documents ceasing to be, or being asserted by Holdings or its subsidiaries not to be, in full force and effect; (ix) any loan party or subsidiary denying that it has further obligations under any Loan Document; (x) any obligations under the loan documents ceasing to constitute senior indebtedness; and (x) the occurrence of a change of control. If an event of default has occurred and continues beyond any applicable cure period, Administrative Agent may (i) accelerate all outstanding obligations under the Credit Agreement or (ii) terminate the commitments, amongst other remedies. Additionally, BioTE Medical may not borrow under the Loans while an event of default is continuing.

Although we were in compliance with all required financial covenants associated with the Credit Agreement, we failed to timely deliver a budget for the fiscal year ending December 31, 2023, resulting in an event of default as of June 30, 2023. On July 27, 2023, the lender waived the event of default and also agreed that we will not be required to deliver a budget for the fiscal year ending December 31, 2023. As of December 31, 2023, we were in compliance with all required covenants associated with the Credit Agreement.

Policies and Procedures for Related Person Transactions

The Board adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions (the “RPT Policy”). The RPT policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the our general counsel any “related person transaction” (defined as any transaction that is reportable under Item 404(a) of Regulation S-K in which we are or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel will promptly communicate such information to the Audit Committee or another independent body of our Board. No related person transaction will be entered into without the approval or ratification of our Audit Committee or another independent body of our Board. Directors interested in a related person transaction will be required to recuse themselves from any such vote. The RPT Policy does not specify the standards to be applied by its Audit Committee or another independent body of the Board in determining whether or not to approve or ratify a related person transaction, although such determinations are made in accordance with Delaware law.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Mary Elizabeth Conlon
Mary Elizabeth Conlon
Vice President, Business Development, General Counsel and Corporate Secretary

April 11, 2024

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at ir.biote.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is also available without charge upon written request to us via email at ir@biote.com.

biote Corp.	Internet:
Annual Meeting of Stockholders	www.proxypush.com/BTMD • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

For Stockholders of record as of April 1, 2024 Tuesday, May 21, 2024 10:00 AM, Central Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/BTMD for more details.	Phone: 1-866-470-0582 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
Mail:
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00 AM, Central Time, May 21, 2024.	• Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
Virtual:
You must register to attend the Annual Meeting online and/or participate at www.proxydocs.com/BTMD

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Teresa S. Weber, Robert Peterson and Mary Elizabeth Conlon (the “Named Proxies”), and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes the Named Proxies, and each of them, to vote all the shares of capital stock of biote Corp. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon the Named Proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2, AND IN THEIR DISCRETION (1) FOR THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED HEREIN IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND (2) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved biote Corp. Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect three Class II directors, each to serve until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;	FOR	WITHHOLD

	1.01 Steven J. Heyer	☐	☐		FOR

	1.02 S. Mark Cone	☐	☐		FOR

	1.03 Debra L. Morris	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and	☐	☐	☐	FOR

Note: To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You must register to attend the Annual Meeting online and/or participate at www.proxydocs.com/BTMD

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date